UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, intends to file a proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On March 16, 2026, Mr. Wilson, together with the other participants named herein, filed Amendment No. 15 to their Schedule 13D, which included an update to Item 4 of Schedule 13D, the excerpt of which is attached hereto as Exhibit 1 and incorporated herein by reference. On March 17, 2026, Mr. Wilson issued a press release, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference, and updated his campaign website, www.CreativityFirstlulu.com, a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), intends to file with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in an amendment to Schedule 13D filed by the Participants with the SEC on March 16, 2026 and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Exhibit 1

Item 4.	Purpose of Transaction

Item 4 is hereby amended and supplemented as follows:

On March 12, 2026, Mr. Wilson issued a press release (the “March 12th Press Release”), a copy of which is attached as Exhibit 99.1 to this Amendment. The March 12th Press Release contains a letter addressed to potential CEO candidates of the Issuer and sets forth Mr. Wilson’s views regarding the need for meaningful Board refreshment to support visionary leadership and the success of the Issuer’s next CEO. The March 12th Press Release also highlights certain questions, including questions relating to Board independence, investment in innovation, and support for internal talent development, that Mr. Wilson believes that CEO candidates should consider when evaluating the leadership position. The information contained in Exhibit 99.1 of this Amendment is incorporated herein by reference.

Exhibit 2

Chip Wilson Puts Focus on lululemon’s Brand and Creative Strategy Ahead of lululemon’s Earnings Results

VANCOUVER, BC, March 17, 2026 /PRNewswire/ — Chip Wilson, Founder of lululemon athletica inc. (NASDAQ: LULU) (“lululemon” or the “Company”) and one of lululemon’s largest shareholders, released the following statement ahead of lululemon’s fourth quarter and full year 2025 results call later today:

As lululemon reports its fourth quarter and full year 2025 results, shareholders will be critically evaluating the Company’s claims of success or improvement. The core issue at lululemon is one the Company has struggled with for years: there is a disconnect between the Company’s creative engine and the Board’s understanding for how brand power and product excellence fuel cultural strength, margin durability and long-term shareholder value.

On behalf of all shareholders, I believe lululemon leadership must provide detailed answers to the following questions so that investors, partners, employees and everyone who cares about lululemon can understand where current leadership is taking this Company.

1.	Clarifying Discount Intensity and its Impact to Premium Brand Value

How should investors reconcile the message around operational improvements with the reality of continued discounting to offset declining North America store comps for which product was purchased? Shareholders should understand whether the Board recognizes the relationship between a dollar discounted and the fall in brand power. Each dollar lost from discounting is a dollar that could have been invested into expanding the power of the lululemon brand.

2.	Defining How Creativity and Newness are Prioritized to Drive Growth

Recent product launches reflect a persistent “stale and predictable” approach as Interim Co-Chief Executive Officer Meghan Frank described in her recent interview with The New York Times. Shareholders should understand the Board’s decision-making process on product launches, data used to inform these decisions and what the Board has changed in their evaluation and oversight process. The Board is fully aware of what has gone missing in the last six years.

3.	Addressing Repeated Operational Mistakes

What structural changes have been made to address the increasing frequency of product failures as seen with “Get Low” and “Breezethrough”? If the Board has analyzed its failures in new categories such as jeans, cosmetics and running shoes, shareholders should be made aware of the learnings as a show of good faith to rebuild confidence in Board leadership.

4.	Fixing Core North American Sales Before it Impacts Global Markets

The company has reported negative or flat same store sales for the past seven consecutive quarters in North America. Investors would benefit from same store sales data on a specific group of bellwether, trend-setting markets, such as New York, Miami, Vancouver and Los Angeles, to better understand if this negative momentum will accelerate. How will you prevent the underperformance in core franchises in North America from translating to slower growth in mainland China and other international markets?

The three independent candidates put forth in our campaign for change, Marc Maurer, Laura Gentile and Eric Hirshberg, would ask the tough questions in the boardroom and bring the accountability and oversight lululemon needs. It is my belief shareholders will understand that the current leadership team, who are overseen by a Board with no brand and product experience, is incapable of addressing the fundamental issue of being able to onboard brand and product leadership at the management and Board level.

Shareholders are encouraged to visit www.CreativityFirstlulu.com to review the need for change and learn about Wilson’s nominees.

Certain Information Concerning the Participants

Dennis J. “Chip” Wilson, together with the other Participants (as defined below), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on March 16, 2026, and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Contacts

Media

Val Mack, val.mack@fticonsulting.com

Pat Tucker, pat.tucker@fticonsulting.com

Investors

Scott Winter, Gabrielle Wolf

Innisfree M&A Incorporated

(212) 750-5833

SOURCE Chip Wilson

Exhibit 3

PRESS RELEASES

Mar 17, 2026	Chip Wilson Puts Focus on lululemon's Brand and Creative Strategy Ahead of lululemon's Earnings Results	READ MORE ↗
Mar 12, 2026	Chip Wilson to lululemon CEO Candidates: Beware a Board Unfit to Support Visionary Leadership	READ MORE ↗
Mar 5, 2026	Chip Wilson Launches Website in Campaign for Change at lululemon	READ MORE ↗
Feb 27, 2026	Chip Wilson Provides Update to lululemon Shareholders	READ MORE ↗
Dec 29, 2025	Chip Wilson Nominates Three Independent Director Candidates for Election to the lululemon athletica inc. Board of Directors	READ MORE ↗

VIEW MORE +

PRESS RELEASES Mar 17, 2026 Mar 12, 2026 Mar 5, 2026 Feb 27, 2026 Dec 29, 2025 Chip Wilson Puts Focus on lululemon’s Brand and Creative Strategy Ahead of lululemon’s Earnings Results Chip Wilson to lululemon CEO Candidates: Beware a Board Unfit to Support Visionary Leadership Chip Wilson Launches Website in Campaign for Change at lululemon Chip Wilson Provides Update to lululemon Shareholders Chip Wilson Nominates Three Independent Director Candidates for Election to the lululemon athletica inc. Board of Directors VIEW MORE + READ MORE READ MORE READ MORE READ MORE READ MORE